ARTICLES OF INCORPORATION

OF

HEALTHTRONICS, INC.

I.

The name of the Corporation is HEALTHTRONICS, INC.

II.

The Corporation is authorized to issue 1,000,000 shares of common stock.

III.

The initial registered office of the Corporation is Suite 250, 53 Perimeter Center East, Atlanta, Georgia 30346.  The initial registered agent of the Corporation at said address is George W. Warlick.

IV.

The name and address of the incorporator of the Corporation is:

NAME	ADDRESS
George W. Warlick	Suite 250, 53 Perimeter Center East Atlanta, Georgia 30346

V.

The mailing address of the initial principal office of the Corporation is 13 West Park Square, Marietta, GA 30060.

VI.

No director of the Corporation shall have any personal liability to the Corporation or its shareholder(s) for monetary damages for breach of duty of care or the other duties of a director; provided, however, that this provision shall not eliminate the liability of a director (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation on December 1, 1995.

/s/ George W. Warlick
GEORGE W. WARLICK
Incorporator

ARTICLES OF AMENDMENT

OF

HEALTHTRONICS, INC.

Pursuant to O.C.G.A. § 14-2-1006 (GCA § 22-1006) of the Georgia Business Corporation Code, HealthTronics, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:

1.

The name of the corporation is HealthTronics, Inc. (the “Corporation”) and the charter number of the corporation is 9535640.

2.

The Articles of Incorporation are hereby amended (the “Amendment”) as follows:

II.                                     The corporation is authorized to issue 30 million shares of common stock, with no par value.

VII.                             No shareholder shall have preemptive rights.  To the extent that preemptive rights existed prior to this amendment, the same are abolished.

3.

The Amendment was duly adopted on December 5, 1997.

4.

The foregoing Amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of O.C.G.A. § 14-2-1003 (GCA § 22-1003) of the Georgia Corporation Code.

IN WITNESS WHEREOF, HealthTronics, Inc. has caused these Articles of Amendment to be executed by its duly authorized officers on this 5th day of December, 1997.

HEALTHTRONICS, INC.

By:	/s/ Scott A. Cochran
SCOTT A. COCHRAN
Secretary

ARTICLES OF AMENDMENT

OF

HEALTHTRONICS, INC.

Pursuant to O.C.G.A. § 14-2-1006 (GCA § 22-1006) of the Georgia Business Corporation Code, HealthTronics, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:

1.

The Articles of Incorporation are hereby amended (the “Amendment”) by deleting the text of Article 1 and replacing it with the following:

The name of the corporation is Surgical Services, Inc. (the “Corporation”)

and the charter number of the corporation is 9535640.

2.

The Amendment was duly adopted on May 17, 2001.

3.

The foregoing Amendment was duly approved by the Board of Directors of the Corporation without shareholder approval in that shareholder approval was not required in accordance with O.C.G.A. 14-2-1002 (GCA § 22-1002) of the Georgia Corporations Code.

The publication of “Notice of Change of Corporate Name” will be published pursuant to O.C.G.A. § 14-2-1006.1(b).

IN WITNESS WHEREOF, HealthTronics, Inc. has caused these Articles of Amendment to be executed by its duly authorized officers on this 17th day of May, 2001.

HEALTHTRONICS, INC.

By:	/s/ Argil J. Wheelock
ARGIL J. WHEELOCK
Chairman of the Board

ARTICLES OF AMENDMENT

OF

SURGICAL SERVICES, INC.

Pursuant to O.C.G.A. § 14-2-1006 (GCA § 22-1006) of the Georgia Business Corporation Code, Surgical Services, Inc., a Georgia corporation, hereby submits the following Articles of Amendment:

1.

The Articles of Incorporation are hereby amended (the “Amendment”) by deleting the text of Article 1 and replacing it with the following:

The name of the corporation is HealthTronics Surgical Services, Inc.

(the “Corporation”) and the charter number of the corporation is 9535640.

2.

The Amendment was duly adopted on May 18, 2001.

3.

The foregoing Amendment was duly approved by the Board of Directors of the Corporation without shareholder approval in that shareholder approval was not required in accordance with O.C.G.A. 14-2-1002 (GCA § 22-1002) of the Georgia Corporations Code.

The publication of “Notice of Change of Corporate Name” will be published pursuant to O.C.G.A. § 14-2-1006.1(b).

IN WITNESS WHEREOF, HealthTronics, Inc. has caused these Articles of Amendment to be executed by its duly authorized officers on this 18th day of May, 2001.

SURGICAL SERVICES, INC.

By:	/s/ Argil J. Wheelock
ARGIL J. WHEELOCK
Chairman of the Board